Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of REGI U.S., Inc. (A Development Stage Company)

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 11, 2007 (File No. 333-142865); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 14, 2004 (File No. 333-116459); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 3, 2003 (File No. 333-110879); the Registration
Statement on Form S-8 filed with the Securities and Exchange Commission on August 26, 2003 (File No. 333-108205); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 1, 1997 (File No. 333-30495), of our report dated July 28, 2010, relating to the consolidated financial statements for the years ended April 30, 2010 and 2009.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

July 28, 2010